Item 770

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Name of Security                Date of Purchase                Syndicate Members               Securities Purchased From
"Toys ""R"" Us Common Stock"            5/21/02         Credit Suisse First Boston              Credit Suisse First Boston
                                Salomon Smith Barney
                                J.P. Morgan Securities
                                BNY Capital Markets
                                Wells Fargo Securities
                                "Goldman, Sachs & Co."
                                Gerard Klauer Mattison
                                Legg Mason Wood Walker
                                SG Cowen Securities
                                Brean Murray & Co.

"Toys ""R"" Us Stock Preferred"         5/21/02         Credit Suisse First Boston              Credit Suisse First Boston
                                Saloman Smith Barney
                                First Union Securities
                                Fleet Securities
                                Banc One Capital Markets
                                Mizuho International
                                BNY Capital Markets
                                SG Cowen Securities
                                Royal Bank of Scotland




Affiliated broker is SG Cowen. Securities were purchased in the offering at the public offering price.
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